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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2001


                              SENTRY BUILDERS CORP.
             (Exact name of Registrant as specified in its charter)

                                     0-20974
                             Commission File Number

          Delaware                                           11-2159633
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

         38 Hartman Hill Road                                   11743
         Huntington, New York                                 (Zip Code)
(Address of principal executive offices)

                  Registrant's telephone number: (631)367-7450

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2001, Sentry Builder Corp. (the "Company" or "Sentry") acquired 100% of the issued and outstanding stock (50 shares) of Route 537 Realty, Inc. ("Route 537"), a New York corporation. The acquisition occurred pursuant to the terms of a Purchase Agreement made and entered into as of June 30, 2001 by and between Richard Melius (sole shareholder of Route 537) and Sentry Builders Corp. Pursuant to the terms of the Purchase Agreement, the Company acquired 100% of Route 537 (50 shares) in exchange for 3,000,000 shares of Sentry. Upon completion of the transaction, Route 537 Realty, Inc. became a wholly-owned subsidiary of Sentry. Richard Melius is the President and CEO of both companies.

Route 537 Realty, Inc. owns a motel and restaurant in Wrightstown, New Jersey, appraised at $1.5 million. The premises are mortgage free.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) (4) It is currently impracticable to provide the required financial statements for the transaction described in Item 2 above at the time of this Report on Form 8-K. The required financial statements shall be filed under cover of a Form 8-K as soon as is practicable, but not later than 60 days of the filing of this report on Form 8-K.

         (c) Exhibits

         Exhibit Number         Description
         --------------         -----------

             99.1 Purchase Agreement dated June 30, 2001 by and between Richard Melius and Sentry Builders Corp.




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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SENTRY BUILDERS CORP.
                                       (Registrant)



Date: July 13, 2001                    By: /s/ Richard Melius
                                           -------------------------------------
                                               Richard Melius
                                               President and CEO







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